DUCKWALL-ALCO STORES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTON AGREEMENT (this "Agreement"), made and entered into this 29th day of June, 2012 (the “Grant Date”), by and between DUCKWALL-ALCO STORES, INC., a Kansas corporation (the “Company”) and TERRENCE M. BABILLA (the “Optionee”).

WHEREAS, the Company adopted a Non-Qualified Stock Option Plan for Non-Management Directors in 2006, as may be amended from time to time (the “Plan”) pursuant to which the Company may grant from time to time, options to purchase shares of common stock of the Company (the "Common Stock"), to directors of the Company, such options to be granted to such directors in such amounts and under such form of agreement as shall be determined by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") pursuant to the Plan;

WHEREAS, the Compensation Committee has determined that the Optionee shall be granted an option to purchase shares of Common Stock on the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Incorporation of Plan. All provisions of this Agreement and the Option (as hereinafter defined) are subject to the terms and conditions of the Plan and the powers of the Compensation Committee and Board of Directors of the Company therein provided. The terms of the Plan are incorporated by reference in this Agreement and govern the granting, holding and exercise of this Option as though set forth in full in this Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions of the Plan.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors and/or the Compensation Committee of the Company upon any questions arising under the Plan or this Agreement. All capitalized terms used but not defined in this Agreement will have the meanings expressly assigned to such terms in the Plan.

2. Nature of the Option.  The Option is not intended to be an “Incentive Stock Option” as defined in and subject to the limitations of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and it will not be treated as an Incentive Stock Option, whether or not, by its terms, it meets the requirements of Section 422A.

3. Grant of Option.  Pursuant to the authorization of the Compensation Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase from the Company, at the times and on the terms and conditions hereinafter set forth, all or part of an aggregate of 5,000 shares of Common Stock at the purchase price of $8.74 per share.  Exercises of this Option may be honored by issuing authorized and unissued shares of Common Stock or, at the election of the Company, by transferring shares of Common Stock which may at the time be held by the Company as treasury shares.

4. Exercise of Option.  Optionee may exercise this Option by delivery of written notice to the Company in the form attached as Exhibit A, stating the number of shares of Common Stock with respect to which the Option is being exercised, making such representations, warranties and agreements with respect to such shares of Common Stock as may be required by the Company, and accompanied by full payment of the purchase price for the Common Stock so purchased.  Payment may be made in cash, by check, by delivery of shares of Common Stock or in such other form or combination of forms as will be acceptable to the Company.

5. Vesting.

5.1. Subject to Section 7 herein, this Option will vest (each date, a “Vesting Date”) as follows:

(a) 25% of the Option will vest on the first anniversary of the Grant Date,

(b) 50% of the Option will vest on the second anniversary of the Grant Date,

(c) 75% of the Option will vest on the third anniversary of the Grant Date, and

(d) 100% of the Option will vest on the fourth anniversary of the Grant Date.

5.2. Subject to Section 7 herein, to the extent not earlier vested under Section 5.1, the Option will vest in full, and without further action of any party, upon the first to occur of the following events:

(a) Optionee’s death,

(b) Optionee’s Disability, or

(c) a Change of Control.

6. Termination.  This Option will expire five years from the Grant Date above, (the “Expiration Date”) unless earlier terminated in accordance with the Plan and this Agreement.

7. Early Termination.

7.1. If Optionee ceases to be a director of the Company for any reason other than Optionee’s death, Disability, or a Change in Control, this Option will automatically terminate on the date Optionee ceases to be a director to the extent this Option is unvested on such date.  Optionee will have the right to exercise this Option to the extent that Optionee was entitled to exercise such Option on the date Optionee ceases to be a director; but such exercise must be made on or before the earlier of (i) the 365th day following the date Optionee ceases to be a director or (ii) the Expiration Date.

7.2. If Optionee ceases to be a director of the Company due to Disability or a Change in Control, Optionee will have the right to exercise this Option to the extent that Optionee was entitled to exercise such Option on the date Optionee ceases to be a director, but such exercise must be made on or before the Expiration Date.

7.3. In the event of the death of Optionee, Optionee’s estate will have the privilege of exercising this Option to the extent that Optionee was entitled to exercise such Option on the date of Optionee’s death but such exercise must be made on or before the earlier of (i) the 365th day following the date of Optionee’s death or (ii) the Expiration Date.

8. Adjustments for Stock Dividends, Splits, etc.  In the event that, prior to the delivery to the Optionee by the Company of all the shares of the Common Stock in respect of which this Option is hereby granted, the Company shall have effected any stock dividend, stock split, recapitalization, combination or reclassification of shares or other similar transaction, then to the extent necessary to prevent dilution or enlargement of the Optionee's rights hereunder:

8.1. in the event that a new increase shall have been effected in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option shall be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and

8.2. in the event that a new reduction shall have been effected in the number of outstanding shares of Common Stock, the number of shares remaining subject to this Option shall be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

9. Adjustments for Mergers or Reorganizations.  Subject to Section 5.2 of this Agreement, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Company shall have power to make arrangements which shall be binding upon the Optionee for the substitution of a new option for this Option, or for the assumption of this Option, provided that such arrangements shall meet the requirements of Section 424(a) of the Code, or such similar provisions of the Code as may then be in effect.

10. Rights of Optionee.  The Optionee shall not be, nor shall he or she have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option unless and until certificates representing such shares shall have been issued and delivered; except that the Company shall supply the Optionee with all financial information and other reports which the Company furnished its stockholders during the Option period.

11. Assignment or Transfer.  Other than by will or the laws of descent and subject to Section 7.3, this Option may not be assigned or transferred and will be exercisable only by the Optionee during the Optionee’s lifetime.

12. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Kansas without giving effect to the principles of conflicts of laws.

13. Amendment and Administration.  The Company has the authority, consistent with the Plan, to interpret the Plan and this Agreement, to adopt, amend, and rescind rules and regulations for the administration of the Plan and this Agreement, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable.  All such actions of the Company will be final and conclusive for all purposes and will be binding upon Optionee.

14. Withholding of Tax.  If the exercise of the Option results in compensation income to the Optionee for federal or state income tax purposes, Optionee must deliver to the Company at the time of exercise the amount of money or shares of Common Stock as the Company may require to meet its obligations under applicable tax laws or regulation, and, if Optionee fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld as a result of such compensation income.  The Company is further authorized in its discretion to satisfy such withholding requirement out of any cash or Common Stock distributable to Optionee upon such exercise.

15. Not an Employment Agreement. This Agreement is not an assurance of continued engagement as a director for any period of time, including any period of time necessary to permit vesting of the Option represented by this Agreement.

16. Compliance with Other Laws and Regulations.  The Option and the obligation of the Company to sell and deliver Common Stock under the Option, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for Common Stock under the Option prior to the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

17. Waiver.  Any term or condition of this Agreement may be waived in writing at any time by the party entitled to enforce the same; provided, however, that no delay or failure on the part of any party in enforcing any term or condition of this Agreement, or in exercising any right hereunder, will constitute a waiver by such party of its right to enforce fully the same or any other term or condition at any time thereafter.

18. Notice.  Any notice required to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its offices at 401 Cottage Street, Abilene, Kansas 67410-0129, and any notice to be given to the Optionee shall be addressed to him or her at the address given beneath the Optionee’s signature hereto.  Either party hereto may from time to time change the address to which notices are to be sent to such party by giving written notice of such change to the other party.  Any notice hereunder shall be deemed to have been duly given if and when addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office regularly maintained by the United States Government.

19. Tax Consultant.  Optionee acknowledges that the Company has advised that Optionee consult a tax advisor before exercising the Option under this Agreement.

20. Miscellaneous.  The Option will inure to the benefit of and be binding upon each successor of the Company.  All obligations imposed upon Optionee, all rights granted to the Optionee, and all rights reserved by the Company under this Agreement are binding upon and will inure to the benefit of Optionee, Optionee’s heirs, personal representatives, and successors. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior representations, understandings, or agreements by or between the parties.  This Agreement shall not be modified or amended except by a written instrument duly executed by each of the parties hereto. This Agreement may be executed in multiple counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Non-Qualified Stock Option Agreement effective on the first date mentioned above.

THE COMPANY:	OPTIONEE:
DUCKWALL-ALCO STORES, INC.
/s/ Richard E. Wilson	/s/ Terrence M. Babilla
By: Richard E. Wilson Title: President and Chief Executive Officer	Print Name: Terrence M. Babilla Address: 1901 Diplomat Drive Farmers Branch, TX 75234

16739149v2

EXHIBIT A

Form of Notice

DUCKWALL ALCO, INC.

NOTIFICATION OF NON-MANAGEMENT DIRECTOR

STOCK OPTION EXERCISE

I,                                                      , hereby notify the [officer] of Duckwall-ALCO, Inc. (the “Company”) of my request to exercise (quantity) options granted on  at the Option price of $  per share under the terms and conditions of the Duckwall-ALCO, Inc. 2006 Non-Qualified Stock Option Plan for Non-Management Directors.

A check in the amount of $                                                                           , payable to Duckwall-ALCO, Inc., is attached.

Please register these shares as follows and mail the certificate to the address below:

Name:
Address:
City/State/Zip:

I understand that the Company may be entitled to a tax deduction in certain circumstances if I decide to sell the underlying shares.  I agree to provide the Company with information regarding the sale of these shares, including date of sale, sales price per share, the number of shares sold and such other information that they may reasonably require, or do hereby authorize my broker to provide such information directly to the Company.

Director Name (please print)

Social Security Number

Director Signature

Date

Stock Option exercise request received and accepted on behalf of Duckwall-ALCO, Inc.:

By:
Title:
Date:

16739149v2